UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 11, 2022
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

Appointment of Benjamin C. Duster, IV as Chair of the Audit Committee and Election to the Board of Directors of the Bank

On July 11, 2022, the Board of Directors (the “Board”) of Republic First Bancorp, Inc. (the “Company”) appointed Director Benjamin C. Duster, IV to the Audit Committee of the Board (the “Audit Committee”) and also appointed Mr. Duster as the Chair of the Audit Committee, effective immediately, to fill the vacancy created by the death of Theodore J. Flocco, Jr. Also on July 11, 2022, the Board, acting on behalf of the Company as the sole shareholder of the wholly-owned banking subsidiary, Republic Bank (the “Bank”), elected Mr. Duster to serve on the Board of Directors of the Bank.

Ratification of Actions Taken at May 13, 2022 Board Meeting

On July 11, 2022, the Board ratified the actions taken at the Board meeting held on May 13, 2022 (the “May 13 Meeting”). As was previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2022, during the May 13 Meeting, the Board designated Director Harry D. Madonna, Esq. to serve as Interim Chairman of the Board, replacing Vernon W. Hill, II, effective immediately, and Mr. Madonna notified the Company of his decision to resign from his position as Corporate Secretary of the Company, effective immediately, following which the Board appointed Lisa R. Jacobs, Esq. to serve as Corporate Secretary of the Company, effective immediately.

Also at the May 13 Meeting, the Board, acting on behalf of the Company as the sole shareholder of the Bank, removed Peter Musumeci and Andrew J. Logue as directors of the Bank, and resolved that all external non-emergency communications issued on behalf of the Company and the Bank shall be reviewed and approved by a majority of the Board.

Committee Composition

On July 11, 2022, the Board voted to reconstitute the composition of the Audit Committee, Nominating Committee and Compensation Committee of the Board as follows:

Audit Committee	Nominating Committee	Compensation Committee
Benjamin C. Duster, IV (Chair)	Lisa R. Jacobs, Esq. (Chair)	Andrew B. Cohen (Chair)
Barry L. Spevak	Harris Wildstein, Esq.	Lisa R. Jacobs, Esq.
Harris Wildstein, Esq.	Andrew B. Cohen	Benjamin C. Duster, IV

Also on July 11, 2022, the Board, acting on behalf of the Company as the sole shareholder of the Bank, voted to reconstitute the composition of the Asset Liability Committee and Compliance and Risk Management Committee of the Bank as follows:

Asset Liability Committee	Compliance and Risk Management Committee
Harry D. Madonna, Esq. (Chair)	Lisa R. Jacobs, Esq. (Chair)
Andrew B. Cohen	Andrew B. Cohen
Barry L. Spevak	Harry D. Madonna, Esq.
Brian P. Tierney	Barry L. Spevak
Harris Wildstein, Esq.	Harris Wildstein, Esq.

Termination of Agreements

On July 11, 2022, the Board terminated the Company’s agreement with Brian Communications. Also on July 11, 2022, the Board (i) terminated the Company’s agreements with InterArch Design, Inc. and its affiliates (collectively, “InterArch”) and (ii) acting on behalf of the Company as the sole shareholder of the Bank, terminated the Bank’s agreements with InterArch. The Board intends to run a thorough request-for-proposal process to identify and engage service providers to perform the services previously provided by Brian Communications and InterArch.

Important Additional Information

The Company intends to file a proxy statement and may file a proxy card with the SEC in connection with the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: July 13, 2022

	By:	/s/ Frank A. Cavallaro
	Name:	Frank A. Cavallaro
	Title:	Executive Vice President and Chief Financial Officer

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